As filed with the Securities and Exchange Commission on November 13, 2002.

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933

                                PROQUEST COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                 36-3580106
     (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)

                               300 NORTH ZEEB ROAD
                            ANN ARBOR, MICHIGAN 48103
                                 (734) 761-4700
                    (Address of Principal Executive Offices)

                                Proquest Company
                       1995 Stock Option Plan, As Amended
                            (Full Title of the Plan)

                                  TODD BUCHARDT
                                 GENERAL COUNSEL
                                PROQUEST COMPANY
                               300 NORTH ZEEB ROAD
                            ANN ARBOR, MICHIGAN 48103
                     (Name and Address of Agent For Service)

                                 (734) 761-4700
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum        Proposed Maximum
 Title of Securities to be     Amount to be       Offering Price Per      Aggregate Offering         Amount of
        Registered           Registered(1)             Share(2)                Price             Registration Fee


Common Stock, par
value $.001 per share           1,400,000               $20.80               $29,120,000               $2,680

-------------------------

1 An indeterminate number of additional shares may be issued if the anti-dilution adjustment provision of the plan becomes operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average high and low prices of the shares of Common Stock as reported on the New York Stock Exchange on November 11, 2002.



PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


This Registration Statement relates to an amendment to ProQuest Company 1995 Stock Option Plan, as amended which increases the number of shares of Common Stock authorized and reserved for issuance thereunder by 1,400,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statements on Form S-8 filed by the Company (File Nos. 333-58293 and 333-48425) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 11th day of November, 2002.




                                               PROQUEST COMPANY


                                               By:      /s/ Alan Aldworth
                                                   -----------------------------
                                                   Alan Aldworth
                                                   President and Chief Operation
                                                         Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Roemer, Alan Aldworth, Todd Buchardt and Kevin Gregory his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments and a registration statement registering additional securities pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons or their attorneys-in-fact in the capacities indicated on November, 2002.


         SIGNATURE                                TITLE
         ---------                                -----

    /s/ James P. Roemer          Chairman of the Board of Directors and Chief
      James P. Roemer            Executive Officer (Principal Executive Officer)

     /s/ Alan Aldworth           Director, President and Chief Operating Officer
       Alan Aldworth

    /s/ Kevin G. Gregory         Vice President and Chief Financial Officer
     Kevin G. Gregory            (Principal Financial and Accounting Officer)

  /s/ David Bonderman            Director
      David Bonderman

    /s/ David G. Brown           Director
      David G. Brown

/s/ William E. Oberndorf         Director
   William E. Oberndorf

    /s/ Gary L. Roubos           Director
      Gary L. Roubos

      /s/ John H. Scully         Director
      John H. Scully

   /s/ William J. White          Director
     William J. White

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------

5                          Opinion (including consent) of Todd W. Buchardt.
23.1                       Consent of KPMG LLP.
24                         Power of Attorney (included on signature page).